Exhibit 99.3

ZIOPHARM Oncology Presents New Darinaparsin Preclinical
Prostate and Pancreatic Cancer Data at AACR-NCI-EORTC Meeting

NEW YORK, NY – November 15, 2011 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), a drug development company employing small molecule and synthetic biology approaches to cancer therapy, announced today new preclinical data from two separate studies of darinaparsin (Zinapar® or ZIO-101), a novel organic arsenic, in various solid tumor models at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, taking place November 12-16 in San Francisco. Both studies were conducted at the Stanford University School of Medicine by lead author, Junqiang Tian, M.D., Ph.D., senior author, Susan J. Knox, M.D., Ph.D., from the Department of Radiation Oncology, and were performed in collaboration with co-author, Donna Peehl, Ph.D., Professor of Urology.

In the first study, titled “Darinaparsin sensitizes solid tumors but not normal tissues to radiation,” human prostatic [hormone-independent (HI) LAPC-4] and pancreatic [PANC-1] tumor models were treated with darinaparsin (100 mg/kg) or saline (control), with the addition of local tumor x-ray irradiation. Previous preclinical work at Stanford established darinaparsin’s cytotoxic and radiation enhancing modes of action under both normoxic (NO) and hypoxic (HO) conditions in prostate cancer, pancreatic cancer, cervical cancer, and glioblastoma cell lines. Hypoxia is an important condition in the microenvironment of solid tumor cells which creates resistance to cytotoxic drugs and radiation and causes cancer stem cells to re-grow the tumor. This study was performed to assess the effect of different radiation dosing regimens as well as the potential radiosensitizing effect of darinaparsin on normal radiosensitive intestine and bone marrow.

Intestinal crypt microcolony assay and blood cell counts were used to assess the effect of darinaparsin on intestinal and bone marrow cell radiosensitivity, respectively. In both the prostate and pancreatic tumor models, a single dose of darinaparsin four hours before radiation significantly enhanced radiation-induced tumor growth inhibition, with a significant delay of tumor volume doubling time observed from 8.4 days with radiation alone and 6.2 days with darinaparsin alone, to 14.7 days for the combined treatment of radiation and darinaparsin. Darinaparsin-mediated radiosensitization was observed in prostate tumors with both single and fractionated irradiation dosing regimens. Importantly, no systemic toxicity was observed with the darinaparsin treatment alone, and darinaparsin did not sensitize normal intestinal epithelium and bone marrow to the effect of radiation at the studied dose.

“These results suggest that darinaparsin has the potential to sensitize relatively radioresistant tumors without affecting normal tissues,” commented senior author, Susan J. Knox. “They further suggest that darinaparsin may increase the therapeutic index of radiation therapy and, as was shown with our first study, have near-term translational potential.”

A second study, titled “Darinaparsin is an anti-solid tumor cytotoxin in vivo,” again evaluated prostate and pancreatic tumor models treated with darinaparsin (100 mg/kg) or saline (control). In both the prostate and pancreatic tumor models, darinaparsin significantly inhibited tumor growth (p < 0.0001), with the average tumor volume doubling time increasing from 3.95 days to 11.8 days in the prostate tumor model, and 3.83 days to 6.82 days in the pancreatic tumor model. Importantly, no significant systemic toxicities were exhibited at studied dose, as assessed by organ histology and blood biochemistry.

Dr. Knox remarked: “Darinaparsin was found to have significant cytotoxic activity in these two well-established solid tumor models, without apparent systemic toxicity. With darinaparsin currently in clinical development, these findings may have near-term translational potential.”

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer therapeutics.  The Company’s small molecule programs include:

Palifosfamide (Zymafos® or ZIO-201) is a novel DNA cross-linker in class with bendamustine, ifosfamide, and cyclophosphamide and is currently in a randomized, double-blinded, placebo-controlled Phase 3 trial with palifosfamide administered intravenously for the treatment of metastatic soft tissue sarcoma in the front-line setting. The Company is also currently conducting a Phase 1 study of palifosfamide in combination with standard of care for addressing small cell lung cancer; an oral form of palifosfamide continues in preclinical study.

Darinaparsin (Zinapar® or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) currently in a solid tumor Phase 1 study with oral administration and has been developed intravenously for the treatment of relapsed peripheral T-cell lymphoma.

Indibulin (Zybulin™ or ZIO-301) is a novel, oral tubulin binding agent that is expected to have several potential benefits including oral dosing, application in multi-drug resistant tumors, no neuropathy and a quite tolerable toxicity profile. It is currently being studied in Phase 1/2 in metastatic breast cancer.

ZIOPHARM is also pursuing the development of novel DNA-based therapeutics in the field of cancer pursuant to a partnering arrangement with Intrexon Corporation. The partnership includes two existing clinical-stage product candidates, both of which are currently in Phase 1.

ZIOPHARM's principal operations are located in Boston, MA with an executive office in New York City and a small satellite office in Germantown, MD. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-G

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Palifosfamide, Darinaparsin, Indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Palifosfamide, Darinaparsin, Indibulin, and our other therapeutic products will be successfully marketed if approved; whether our DNA-based biotherapeutics discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from pharmaceutical and biotechnology companies; the development of and our ability to take advantage of the market for DNA-based biotherapeutics; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and our Current Reports on Form 8-K filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Contacts:

For ZIOPHARM:
Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com